EXCHANGE AND STANDSTILL AGREEMENT

         WHEREAS, Mario J. Gabelli ("Gabelli"), Frederick J. Mancheski ("Mancheski"), David M. Perlmutter ("Perlmutter"), and GGCP, Inc., a New York corporation ("GGCP"), are parties to that certain Settlement and Stock Purchase Agreement dated May 31, 2006 (the "Settlement and Purchase Agreement"); and

         WHEREAS, in accordance with the terms and conditions of the Settlement and Purchase Agreement, the parties thereto are executing and delivering, or are causing to be executed and delivered, among other things, the Additional Settlement Documents and the Stipulation of Settlement (as those terms are defined in the Settlement and Purchase Agreement), among others; and

         WHEREAS, as a result of the transactions contemplated by the Settlement and Purchase Agreement, Mancheski will receive 2,071,635 shares of the Class B Common Stock, $.001 par value (the "Class B Common Stock"), of GAMCO Investors, Inc., a New York corporation (the "Company"), and he has requested that the Company exchange those shares for the same number of shares of Class A Common Stock, $.001 par value (the "Class A Common Stock" and together with the Class B Common Stock, the "Common Stock"), of the Company; and

         WHEREAS, the Company has agreed to the proposed exchange and the registration of the newly issued shares provided that Mancheski agrees to certain limitations on his Class A Common Stock;

         NOW, THEREFORE, this Exchange and Standstill Agreement (the "Agreement") is made this 31st day of May, 2006, by and between Mancheski and the Company.

                                       I.

                         REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of Mancheski. Mancheski represents and warrants to the Company as follows:

          a. He is competent and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          b. This Agreement has been duly and validly executed and delivered by Mancheski and, assuming due and valid execution and delivery by the Company, constitutes a legal, valid and binding agreement of Mancheski, enforceable against him in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The performance of the terms of this Agreement does not conflict with, constitute a violation of, or require any notice or consent under, any certificate or articles of incorporation, limited partnership agreement, trust agreement, bylaws or any other agreement or instrument to which Mancheski is a party or by which he is bound, and does not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Mancheski or Mancheski's shares of Common Stock, except as may be required by federal and state securities laws.

          c. There are no other persons who, by reason of their personal, business, professional or other arrangement, relationship or affiliation with Mancheski, whether written or oral and whether existing as of the date hereof or in the future, have agreed, explicitly or implicitly, to take any action on behalf of or in lieu of Mancheski that would otherwise be prohibited by this Agreement.

          d. As of the date hereof, Mancheski expects to become the beneficial owner 2,071,635 shares of Class B Common Stock (the "Class B Shares"), free and clear of all liens and encumbrances, pursuant to the Settlement and Purchase Agreement and no other person will have any beneficial ownership interest in the Class B Shares, and no affiliate or associate of Mancheski will have any rights, options or agreements to acquire or vote any other shares of Common Stock or other securities of the Company.

          e. Any shares acquired hereunder by Mancheski are being acquired solely for investment purposes and may not be resold or transferred except as permitted hereunder and in accordance with applicable securities laws.

2. Representations and Warrants of the Company. The Company represents and warrants to Mancheski as follows:

          a. The Company has been duly organized and is validly existing and in good standing, under the laws of the State of StateplaceNew York, and has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          b. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid execution and delivery by Mancheski, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The performance of the terms of this Agreement does not conflict with, constitute a violation of, or require any notice or consent under, the certificate of incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which the Company is bound, and does not require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company, except as may be required by federal and state securities laws.

                                      II.

                               THE SHARE EXCHANGE

1. The Exchange. Mancheski hereby agrees to exchange his Class B Shares solely for 2,071,635 shares of Class A Common Stock (the "Mancheski Shares"). The Company hereby agrees that no later than 30 days after the Closing Date (as defined in the Settlement and Purchase Agreement), it will issue to Mancheski, in exchange for the Class B Shares, solely the Mancheski Shares and deliver one or more certificates as reasonably requested by Mancheski representing the Mancheski Shares.

                                      III.

                         STANDSTILL AND VOTING AGREEMENT

1. Standstill Provisions. Mancheski agrees that the "Standstill Period" shall commence on the date of this Agreement and shall terminate on the tenth anniversary hereof.

          a. Mancheski agrees that, during the Standstill Period, without the prior written consent of the Board, he shall not, directly or indirectly:

               (i) acquire, announce an intention to acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of (A) any Common Stock or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Common Stock, excepting solely Common Stock or other Voting Securities (I) received as a result of a stock dividend, stock distribution or stock split, (II) issued by the Company to Mancheski in connection with any reorganization or recapitalization of the Company or (III) issued by the Company in connection with any rights offering;

               (ii) solicit proxies (or written consents) or assist or
                    participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents), or otherwise become a "participant" in a "solicitation," as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in opposition to the recommendation or proposal of the Board, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Common Stock or other Voting Securities, or execute any written consent in lieu of a meeting of the holders of the Common Stock or other Voting Securities or grant a proxy with respect to the voting of the Common Stock or other Voting Securities to any person other than to the Board or persons appointed as proxies by the Board or Gabelli or his designee pursuant to Section III.2 hereof;

              (iii) initiate, propose or submit one or more stockholder
                    proposals or induce or attempt to induce any other person to initiate any stockholder proposal;

               (iv) seek to call or to request the call of, a special meeting of the Company's stockholders, or make a request for a list of the Company's stockholders;

               (v) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of any securities of the Company;

               (vi) vote for any nominee or nominees for election to the Board, other than those nominated or supported by the Board, or consent to become a nominee for election as a member of the Board unless nominated by the Board;

              (vii) seek, alone or in concert with others, to place a
                    representative or other affiliate or nominee on the Board or seek the removal of any member of the Board or a change in the size or composition of the Board;

             (viii) deposit any Common Stock or other Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof except pursuant to Section III.2 hereof;

               (ix) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including beneficial ownership) of any of the assets or business of the Company or any rights or options to acquire any such assets or business from any person;

               (x) seek, propose, or make any statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to, a merger, consolidation, acquisition of control or other business combination, tender or exchange offer, purchase, sale or transfer of assets or securities, dissolution, liquidation, reorganization, recapitalization, dividend, share repurchase or similar transaction involving the Company, its subsidiaries or its business, whether or not any such transaction involves a change of control of the Company;

               (xi) take any action, alone or in concert with any other person, advise, finance, assist or participate in or encourage any person to take any action which is prohibited to be taken by Mancheski or any of his affiliates or associates pursuant to this Agreement, or make any investment in or enter into any arrangement with, any other person that engages, or offers or proposes to engage in any of the foregoing;

              (xii) disclose publicly, or privately in a manner that could reasonably be expected to become public, any intention, plan or arrangement inconsistent with the foregoing;

             (xiii) make any request or demand to inspect the records of the
                    Company or to obtain a shareholders list for the Company or encourage any shareholder or other persons to do so;

              (xiv) commence, encourage, or support any derivative action in the name of the Company or any class action against the Company or any of its officers or directors; or

               (xv) take any action challenging the validity or enforceability of any provisions of this Section III.

2.        Voting.

          a. Mancheski agrees that, until the expiration of the Standstill Period, provided that he is a record or beneficial owner of any Common Stock or other Voting Securities of the Company, he will be present, in person or represented by proxy, at all stockholder meetings of the Company so that all Common Stock or other Voting Securities beneficially owned by him and his affiliates and associates may be counted for the purpose of determining the presence of a quorum at such meetings.

          b. Mancheski agrees that, until the expiration of the Standstill Period, provided that he is a record or beneficial owner of any Common Stock or other Voting Securities of the Company, he will vote or cause to be voted, or consent or cause a consent to be given with respect to, all shares of Common Stock or other Voting Securities beneficially owned by him and his affiliates and associates as follows: (i) with respect to the election of directors at any meeting of stockholders or any adjournments or postponements thereof, in favor of the nominees for directors recommended by the Board or its nominating committee and (ii) with respect to any other matter requiring a shareholder vote, in accordance with the recommendation of the Board; provided that in lieu of voting his shares in the foregoing manner, Mancheski may deliver a proxy to Gabelli or his designee to vote at the next scheduled meeting of shareholders of the Company or any adjournment thereof.

          c. Mancheski further agrees to take all action reasonably necessary to carry out the intention of this Section III.2, including without limitation, delivering to the Company upon its request executed proxies naming the proxies appointed by the Board to vote all shares of Common Stock or other Voting Securities beneficially owned by Mancheski and/or his affiliates as of the record dates of the Annual Meeting or any other meeting of the Company's stockholders, as applicable. The Company shall deliver a copy of such request to each of Mancheski and his counsel at their respective addresses set forth in Section VI.4 no later than 30 days before the meeting, and if executed proxies are not received by the date that is 10 days before any such meeting, without further action on the part of the parties hereto, Mancheski shall be deemed to have appointed Gabelli or his designee as Mancheski's proxy and attorney in-fact with respect to all matters brought before such meeting to be voted in accordance with this Agreement.

                                      IV.

                              TRANSFER LIMITATIONS

1. Transfer Limitations. From the date of this Agreement through the first day of the Lockup Period, without the Company's prior written consent, Mancheski shall not, directly or indirectly, sell, pledge, encumber, transfer, or otherwise dispose of, or agree to sell, pledge, encumber, transfer or otherwise dispose of, any interest in his shares of Common Stock, including Mancheski Shares, or any other Common Stock or other Voting Securities (a "Disposition"); provided that Mancheski may effect a Disposition to any of the persons listed below who executes and delivers a joinder agreement in the form annexed hereto as Exhibit A:

          a. to any corporation, partnership or other entity wholly-owned by Mancheski;

          b. to any trust the sole beneficiaries of which are family members, or any charitable trust or charitable foundation established by Mancheski;

          c.   to any not for profit entity;

          d.   as gifts or as bequests; or

          e.   to the Company.

          In addition, Mancheski may pledge all or part of the Mancheski Shares as security for a loan from a bank or other financial institution that has entered into an Agreement with the Company containing terms and conditions substantially equivalent to those in this Agreement.

2.       The Lockup Period.   The Lockup  Period  shall  commence  on the date
         that all of Mancheski Shares become registered with the Securities and Exchange Commission (the "SEC") for sale in the public markets and shall end on the second anniversary of that date.

3. The Lockup. During the Lockup Period, Mancheski shall not make any Disposition of Mancheski Shares except that: (i) on the first day of the Lockup Period, one-twenty fourth (1/24th) of Mancheski Shares, including any shares transferred pursuant to Section 1 above, shall be freed from the foregoing restriction and may thereafter be sold in the public markets; (ii) on the same day of each month thereafter, the same amount of Mancheski Shares shall also be freed from the foregoing restrictions; and (iii) at all times during the Lockup Period, Mancheski shall be permitted to make the same transfers as set forth in Section 1 above. If during the Lockup Period (i) the Company suspends effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), pursuant to Section 5(a) of the Registration Rights Agreement and (ii) Mancheski is ineligible under Rule 144 to sell the maximum number of Shares permitted by this provision, then Mancheski may, once the Registration Statement has again become effective, immediately sell in the public markets the number of Mancheski Shares equal to the number of Mancheski Shares that he would have been permitted to sell pursuant to this Section 3 during the period of the suspension. All Shares held by Mancheski or his transferee shall remain subject to all other provisions of this Agreement, unless sold in the public markets in accordance with this Agreement.

4. Not Applicable to Existing Shares. The restrictions set forth in this Article IV shall not apply to the 19,815 shares of Class A Common Stock owned by Mancheski as of dateMonth4Day17Year2006April 17, 2006.

                                       V.

                              ADDITIONAL AGREEMENTS

1. Press Releases; Public Statements. Commencing with the date hereof, neither the Company nor Mancheski nor any of their respective affiliates or representatives shall issue any other press release or other publicly available document with respect to the subject matter of this Agreement, the Settlement and Purchase Agreement, the Additional Settlement Documents and the Stipulation of Settlement. The Company shall make all filings with the SEC appropriate in connection with the execution of this Agreement, including a Current Report on Form 8-K. Mancheski shall not during the Standstill Period issue any press release, grant any interviews with the press or any other person or otherwise make any public statements concerning the Company, except to the extent required by statute or regulation, unless the Company shall have agreed in form and substance to the contents thereof prior to such issuance.

2.        Mutual Releases. In consideration of the provisions of this Agreement:

          a. Mancheski, for himself and on behalf of his heirs, representatives, and assigns (collectively, "Releasor"), hereby remises, covenants not to sue, forever discharges, and absolutely and irrevocably releases, the Company, and each of its past and present affiliates, subsidiaries, representatives, employees, attorneys, directors, officers, and assigns (collectively, the "Releasees"), from any and all claims whatsoever of every kind and nature, including without limitation, any and all claims, rights, demands, suits, causes of action, losses, damages, fees, costs, obligations, amounts, liabilities and expenses, known or unknown, suspected or unsuspected, fixed or contingent, direct or indirect that Releasor has, had, or may have had against Releasees, from the beginning of time to the Date of this Agreement. NOTHING IN THIS RELEASE SHALL RELEASE THE RELEASEES FROM THEIR OBLIGATIONS PURSUANT TO THIS AGREEMENT, THE ADDITIONAL SETTLEMENT DOCUMENTS OR THE STIPULATION OF SETTLEMENT.

               IN THE EVENT OF THE TERMINATION OF THE SETTLEMENT AND PURCHASE AGREEMENT IN ACCORDANCE WITH ITS TERMS, THIS RELEASE SHALL FORTHWITH BECOME VOID AND SHALL BE OF NO EFFECT WHATSOEVER.

          b. The Company, for itself and on behalf of each of its past and present affiliates, subsidiaries, representatives, employees, directors, officers, and assigns (collectively, "Releasor"), hereby remises, covenants not to sue, forever discharges, and absolutely and irrevocably releases Mancheski and his heirs, representatives, and assigns (collectively, the "Releasees"), from any and all claims whatsoever of every kind and nature, including without limitation, any and all claims, rights, demands, suits, causes of action, losses, damages, fees, costs, obligations, amounts, liabilities and expenses, known or unknown, suspected or unsuspected, fixed or contingent, direct or indirect that Releasor has, had, or may have had against Releasees, from the beginning of time to the Date of this Agreement. NOTHING IN THIS RELEASE SHALL RELEASE THE RELEASEES FROM THEIR OBLIGATIONS PURSUANT TO THIS AGREEMENT, THE ADDITIONAL SETTLEMENT DOCUMENTS OR THE STIPULATION OF SETTLEMENT.

               IN THE EVENT OF THE TERMINATION OF THE SETTLEMENT AND PURCHASE AGREEMENT IN ACCORDANCE WITH ITS TERMS, THIS RELEASE SHALL FORTHWITH BECOME VOID AND SHALL BE OF NO EFFECT WHATSOEVER.

3.        Negative Remarks.

          a. During the Standstill Period, Mancheski shall not, and shall cause his agents or representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether oral, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, Gabelli, the Company or any of its directors, officers, Affiliates, subsidiaries, employees, agents or representatives in their capacities thereof (collectively, the "GBL Parties"), or to malign, harm, disparage, defame or damage the reputation or good name of Gabelli, the Company, its business or those of any of the GBL Parties, and/or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any Confidential Information (as hereinafter defined).

          b. During the Standstill Period, the Company shall not, and shall cause its agents or representatives not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether oral, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory or critical of, or negative toward, Mancheski, or any of Mancheski's Affiliates, employees, agents or representatives in their capacities thereof (collectively the "Mancheski Parties"), or to malign, harm, disparage, defame or damage the reputation or good name of any of the Mancheski Parties.

          c. The provisions of this Section 3 shall not apply to the individual parties' confidential communications with their spouses, to any of the parties' confidential communications with their legal and financial advisors, or to any "permitted communications" pursuant to Section V.7 of this Agreement.

          d. In the event of a breach of Section V.1 or this Section V.3 by any party, or any of its Affiliates, officers, directors, employees, agents or representatives, which breach is determined to be material by the Court, the Court may award such relief as it determines appropriate, including relieving the other parties from any further obligation to comply with Sections V.1 and/or
               V.3 of this Agreement and holding the breaching party or parties in contempt of Court, and may assess any and all contempt remedies deemed appropriate by the Court. Nothing in this Section V.3(d) is intended or may be construed to limit or circumscribe any other or different remedies that may also be available to the parties for breach of the specified sections or any other provisions of this Agreement.

4. Treatment of Discovery Documents and Information. Nothing in this Agreement shall in any way affect that certain Stipulation and Order of Confidentiality entered on or about October 1, 2004 in the Action (as hereinafter defined), which Stipulation and Order shall remain in full force and effect in accordance with its terms.

5. Specific Performance. The Company and Mancheski acknowledge and agree that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Company and Mancheski, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action.

6. Schedule 13D/13G. Subject to compliance with the terms of this Agreement, within ten days after the Closing Date (as that term is defined in the Settlement and Purchase Agreement), Mancheski and his affiliates and associates shall file with the SEC a statement on
          Schedule 13D or 13G, as applicable, a copy of which shall be delivered to the Company at least two business days prior to the filing thereof with the SEC.

7. Permitted Communications. Notwithstanding any of the provisions of this Agreement to the contrary, no provision of this Agreement shall prohibit any party from (a) filing any documents required by the SEC or applicable state securities laws or making any other disclosure required by federal or state securities laws, provided that the content of any document so filed does not violate any of the other terms and conditions of this Agreement unless such content constitutes disclosure required by any securities laws or rules or regulations promulgated from time to time by the SEC, (b) making any filing or disclosure permitted by Section 4.5(b) of the Settlement and Purchase Agreement, (c) responding and testifying as permitted by Section 4.5(c) of the Settlement and Purchase Agreement, (d) enforcing any rights of such party under this Agreement, (e) communicating with actual and potential clients or their representatives about the settlement in a manner consistent with the press release previously issued by GGCP and any public disclosure permitted hereunder, (f) in the case of the Company, issuing any press releases for the purpose of disclosing material information under federal or state securities laws, or (g) in the case of Mancheski, providing this Agreement, the Registration Rights Agreement, and the Settlement and Purchase Agreement to any actual or proposed transferee, provided that any such actual or proposed transferee agrees in writing to maintain the confidentiality of such documents. In the event Mancheski or the Company receives any subpoena or other judicially enforceable written request from any court or government agency of competent jurisdiction concerning Mancheski's interests in the Company, he and the Company shall follow the procedures set forth in the final three sentences of
          Section 4.5 of the Settlement and Purchase Agreement.

8. Compliance by Affiliates and Associates. To the extent Mancheski is bound by any covenant or agreement contained in this Agreement, he shall cause each of his affiliates, associates and assignees to abide by such covenant or agreement as if such affiliate or associate were itself Mancheski and a signatory to this Agreement.

9. Waiver of Conflict of Interest. Mancheski hereby waives any conflict of interest with respect to the hiring by the Company of Morvillo, Abramowitz, Grand, Iason & Silberberg, P.C. or Collier, Halpern, Newberg, Nolletti & Bock, LLP with respect to matters unrelated to the transactions contemplated by this Agreement and unrelated to the action (the "Action") pending in Supreme Court of the State of New York, Westchester County, captioned Frederick J. Mancheski and David
          M. Perlmutter v. Gabelli Group Capital Partners, Inc. (Index No. 03-18762).

10. Termination. In the event of termination of the Settlement and Purchase Agreement, this Agreement shall immediately terminate and became void as set forth in Section 7.2 of the Settlement and Purchase Agreement.

                                      VI.

                                  MISCELLANEOUS

1. Entire Agreement. This Agreement, the Registration Rights Agreement and the Stipulation of Settlement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all previous negotiations, representations, discussions or agreements by the parties hereto concerning the subject matter hereof.

2. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

3. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed and delivered (including by facsimile transmission) by the parties, and each such executed counterpart (including any counterparts executed and delivered by facsimile transmission) shall be an original instrument.

4. Notices. All notices and other communications required or permitted under this Agreement shall be deemed to have been duly given and made when received if in writing and if served either by personal delivery to the party for whom intended (which shall include delivery by Federal Express or similar nationally recognized service) or five business days after being deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such party:

          if to the Company to:

                  GAMCO Investors, Inc.
                  One Corporate Center
                  Rye, New York 10580
                  Attention:  James E. McKee

          with a copy, which shall not constitute notice, to:

                  Richard T. Prins
                  Skadden, Arps, Slate, Meagher & Flom L.L.P.
                  4 Times Square
                  New York, New York 10036

          and if to Mancheski as follows:

                  Frederick J. Mancheski
                  1060 Vegas Valley Drive
                  Las Vegas, Nevada  89109

          with a copy, which shall not constitute notice, to:

                  Collier, Halpern, Newberg, Nolletti & Bock, LLP
                  One North Lexington Avenue
                  White Plains, NY 10601
                  Attention:  Philip M. Halpern

          Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5. Successors and Assigns. This Agreement shall bind the heirs, successors and permitted assigns of the parties, and inure to the benefit of any heir, successor or permitted assign of any of the parties.

6. Governing Law. This Agreement shall be governed by and constructed and enforced in accordance with the internal laws of the State of StateplaceNew York, without giving effect to the conflict of the laws principles thereof. All disputes relating to this agreement shall be brought exclusively before the Supreme Court of New York, PlaceNameplaceWestchester PlaceTypeCounty, for assignment to the Honorable Linda S. Jamieson and all parties and their assigns consent to the personal jurisdiction of that Court and waive trial by jury.

7. Certain Terms. As used herein, the following terms shall have the meanings ascribed to them:

          a. "affiliate" and "associate" shall have the meanings set forth in Rule 12b-2 under the Exchange Act;

          b. "beneficial owner," "beneficially own," and "beneficial ownership" shall be determined as set forth under Rule 13d-3 under the Exchange Act; provided that a person shall be deemed to be the beneficial owner of all shares of Common Stock or other Voting Securities which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional;

          c.   "Board" shall mean the Board of Directors of the Company;

          d. "business day" shall mean any day other than any Saturday, Sunday, or day on which commercial banks in CityplaceNew York, StateNew York are authorized or required to be closed;

          e. "person" shall mean any individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof; and

          f. "Voting Securities" shall mean securities of the Company having the power to vote generally for the election of directors of the Company and any securities convertible into, or exercisable or exchangeable for, such securities, and shall include, without limitation, the Common Stock.

8. Survival of Representations. All representations and warranties made by Mancheski and the Company in this Agreement or pursuant hereto shall survive the execution and delivery hereof.

9. Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative.

10. Interpretation. Each of the undersigned parties hereby acknowledges that such parties fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement, that each party has had an opportunity to review the contents of this Agreement with counsel of its choice, and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof. Whenever the words "include" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

12. No Third Party Beneficiaries. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors, assigns and transferees, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than the Company Releasees and Mancheski Releasees as provided in Section V.2) any rights or remedies of any nature whatsoever under or by reason of this Agreement, provided that all parties recognize that, for good and valid consideration, Gabelli and GGCP are third party beneficiaries of this Agreement and either may enforce any of the terms of this Agreement in the event of a breach by Mancheski.

13. Attorneys' Fees. In the event of any dispute or controversy arising out of this Agreement or in connection with the interpretation of any term or condition of this Agreement, the enforcement of this Agreement, damages for breach of any provision hereof, or in the situation where any provision of this Agreement is validly asserted as a defense, the prevailing party shall be entitled to recover costs of suit, including reasonable attorneys' fees actually incurred, from the other party in addition to any other available remedy.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.


                                        GAMCO INVESTORS, INC.



                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:



                                        ----------------------------------------
                                         FREDERICK J. MANCHESKI

                                                                       EXHIBIT A


                                JOINDER AGREEMENT

         JOINDER AGREEMENT dated ________, 200__ by and between GAMCO Investors, Inc., a StateplaceNew York corporation (the "Company"), and ________________ ("Shareholder").

                               W I T N E S S E T H

         WHEREAS, pursuant to that certain Exchange and Standstill Agreement dated May 31, 2006 (the "Standstill Agreement") by and between the Company and Frederick J. Mancheski ("Mancheski"), it is a condition to the transfer of shares of capital stock of the Company (the "Shares") to Shareholder that Shareholder become a party to (i) the Standstill Agreement, and (ii) that certain Registration Rights Agreement dated May 31, 2006 (the "Registration Rights Agreement") by and among the Company, Mancheski and David M. Perlmutter.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

          Section 1. Joinder. Effective immediately (i) Shareholder is joined as a party to the Standstill Agreement and is subject to, and shall have all of the rights, liabilities and obligations under the following provisions of the Standstill Agreement to the same extent as Mancheski: Article III; Article IV;
Article V, Sections 1, 2(a) and (c), 3 to 7 inclusive and 10 only; and Article VI; and (ii) Shareholder is joined as a party to the Registration Rights Agreement and is subject to and shall have all of the rights, liabilities and obligations thereunder to the same extent as Mancheski. Shareholder shall not transfer the Shares except pursuant to Article IV, Sections 2 and 3.

          Section 2. Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except that body of law relating to choice of laws.

          Section 3. Successors and Assigns. This Joinder Agreement shall be binding upon the parties hereto and their respective successors and assigns (which become such by operation of law), legal representatives and heirs.

          Section 4. Modification. Neither this Joinder Agreement nor any provision hereof may be modified, changed, discharged or terminated except by the written agreement of each of the parties hereto.

          Section 5. Severability. In the event that any one or more of the provisions contained in this Joinder Agreement shall, for any reason, be held to be valid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Joinder Agreement.

          Section 6. Injunctive Relief. The parties hereto acknowledge and agree that a remedy at law for any breach or threatened breach of the provisions of this Joinder Agreement would be inadequate and, therefore, agree that each party hereto shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach; provided, however, that nothing contained herein shall be construed as prohibiting any party hereto from pursuing any other rights and remedies available for any such breach or threatened breach.

          Section 7. Counterparts. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          Section 8. Entire Agreement. This Joinder Agreement, the Standstill Agreement and the Registration Rights Agreement supersede all previous agreements among the parties hereto with respect to the subject matter hereof.

          Section 9. Notices. Any notice, demand or request required or permitted to be given under the provisions of this Joinder Agreement (i) shall be in writing; (ii) shall be delivered personally, including by means of telecopy (confirmed by a subsequent delivery by courier or mail) or courier, or mailed by registered or certified mail, postage prepaid and return receipt requested; (iii) shall be deemed given on the date of personal delivery or on the date that is five days after the date set forth on the return receipt; and
(iv) shall be delivered or mailed as follows or to such other address as any party may from time to time direct:

          if to the Company to:

                  GAMCO Investors, Inc.
                  One Corporate Center
                  Rye, New York 10580
                  Attention:  James E. McKee

          with a copy, which shall not constitute notice, to:

                  Richard T. Prins
                  Skadden, Arps, Slate, Meagher & Flom L.L.P.
                  4 Times Square
                  New York, New York 10036

          and if to Shareholder as follows:

                  [name]
                  [address]

or at such other address provided by such party in a notice pursuant to the provisions of this Section 9.

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the day and year first above written.

                                       GAMCO Investors, Inc.



                                       By:
                                           -------------------------------------
                                            Name:
                                            Title:



                                        ----------------------------------------
                                        [Shareholder]
                                        [Shareholder's Address]